EXHIBIT 10.49

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT is made and entered as the 22nd day of October, 1996, by and between (i) ISADORE SHOOSTER, HARRY SHOOSTER (Isadore Shooster and Harry Shooster collectively the "General Partners"), DONALD SHOOSTER, DAVID SHOOSTER, DANIEL SHOOSTER, MYRA GERSON, RICHARD AND HELAINE GORDON (Husband and wife), DAVID and MICHELE SALAND (Husband and Wife) and FAIRLESS HILLS S.C. ASSOCIATES, a Pennsylvania limited partnership, who are (or will be as of Closing) all of the general and limited partners (collectively, the "Partners") of City Line Shopping Center Associates, a Pennsylvania limited partnership (the "Partnership") (the Partners sometimes herein after referred to collectively as "Contributors"), and (ii) FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "FWRLP").

                              W I T N E S S E T H:

     WHEREAS, the Partners own, or will own as of Closing, all of the partnership interests (the "Partnership Interests") of the Partnership; and

     WHEREAS, the Partnership is the record and beneficial owner of that certain parcel of real property as more particularly described on Exhibit A hereto (collectively, the "Land"), together with the shopping center known as City Line Shopping Center located in Philadelphia, Pennsylvania, and all other buildings and improvements situated thereon (collectively, the "Building"), and all Personal Property (as hereinafter defined) located therein, and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personal Property and Additional Property are hereinafter collectively referred to as the "Property"); and

     WHEREAS, Contributors and FWRLP desire to enter into this Agreement relating to the contribution by Contributors to FWRLP of Partnership Interests representing 89% of the capital interests and profits interests in the Partnership (the "Contributed Interests") in exchange for certain interests in FWRLP and for the continued ownership and later contribution by Contributors of the remaining Partnership Interests representing 11% of the capital interests and profits interests in the Partnership (the "Retained Interests").

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Contribution of Contributed Interests. Subject to the terms and conditions set forth in this Agreement, at the First Closing (as defined below) Contributors shall contribute the Contributed Interests to FWRLP in exchange for that number of common limited partnership units of FWRLP (the "Units") determined as set forth in Section 2



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below. Following the First Closing,  those Contributors  designated in Exhibit Q attached hereto shall continue to hold all right, title and interest in and to the Retained Interests, subject to the terms of this Agreement.

     2.   Consideration for Contributed Interests.

          (a) In consideration of the Contribution of the Contributed Interests, FWRLP shall issue Units in an aggregate amount calculated as follows: 89% times the Net Asset Value (as defined below) of the Property, divided by the Unit Price (as defined below) rounded to the nearest one (1). The Units issued to the Contributors at the First Closing will be issued to the respective Contributors in the same proportion as the respective Contributors contribute the Contributed Interests.

               (i) The "Net Asset Value" of the Property will equal $14,775,000.00 less the outstanding and unpaid principal balance of the Equitable Loan (as defined below) at the First Closing. The Net Asset Value shall be further adjusted by the amounts of positive or negative adjustments and prorations described in Section 12(b) below (which shall all be determined as of the date of the First Closing).

               (ii) The "Unit Price" will equal the average closing price of First Washington Realty Trust, Inc. ("REIT") common stock for the fifteen (15) business days immediately preceding the First Closing Date (as defined below), rounded to the nearest 1/16th, such average price not to be less than $19.50 per common share nor greater than $21.00 per common share.

          (b)  At  the  First  Closing,  the  Contributed   Interests  shall  be
     contributed to FWRLP with the Property then being subject to the indebtedness, lien and operation of the Equitable Loan, including without limitation the Mortgage (as defined below).

          (c) (i) The Property is presently encumbered by a Mortgage and Security Agreement ("Mortgage") from the Partnership, as debtor, for the benefit of The Equitable Life Assurance Society of the United States, as secured party (the "Lender"), which Mortgage secures an original principal indebtness of $10,200,000.00 with interest thereon payable over the term thereof (which ends on October 19, 2005) at a fixed interest rate of 8% per annum, as evidenced by a Mortgage Note from the Partnership to Lender ("Note"). The Mortgage and Note and all documents and instruments executed in connection therewith are collectively referred to as the "Equitable Loan". The Equitable Loan is non-recourse (except for environmental and other standard carve outs) to the Partnership and requires equal monthly installments of principal and interest in the amount of the $78,725.25 per month. The outstanding principal balance under the Equitable Loan as of September 30, 1996 is approximately $10,089,472.00. Copies of the Mortgage and Note are attached hereto as Exhibits N and O, respectively.

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               (ii) FWRLP's  obligations under this Agreement shall be expressly contingent on the condition that on or prior to the First Closing FWRLP receives a letter (the "Letter") from Lender at no cost to FWRLP (other than charges or assumption fee of up to an aggregate 1% of the then outstanding principal balance of the Equitable Loan), (i) consenting to the contribution of the Partnership Interests to FWRLP as set forth herein (the "Contribution"), (ii) confirming that the Equitable Loan is as described above and shall remain on the same terms and conditions as presently exist, and (iii) certifying that, to the best knowledge of the Lender, there is no default or event which with notice or lapse of time, or both, would constitute a default under the Equitable Loan. At Closing, the General Partners shall execute an estoppel certificate in favor of FWRLP certifying that, to the best knowledge of the General Partners, there is no default, or event of default which with notice or lapse of time, or both, would constitute a default under the Equitable Loan. The General Partners shall use commercially reasonable efforts to obtain such Letter from Lender before the end of the Feasibility Period (as defined below) and FWRLP shall cooperate therewith, but Contributors shall not have any liability for any charges imposed by Lender as a condition of Lender's consent to the Contribution of the Partnership Interests. If such Letter is not received by FWRLP by the First Closing, FWRLP shall have the right to terminate this Agreement, in which event the Deposit (defined below), together with interest thereon, shall be returned to FWRLP. If Lender does not consent or if Lender's Letter is other than as set forth above and is not acceptable to FWRLP, FWRLP shall have the right, at its sole election, to terminate this Agreement by giving
          written   notice  thereof  to   Contributors   within  ten  (10)  days
          thereafter, whereupon the Deposit, together with interest thereon, shall be returned to Contributors and neither party shall have any further liability to the other.

               (iii) Contributors' obligations under this Agreement are expressly contingent on the condition that the Lender, at or before the First Closing, shall have released the General Partners from all obligations and liabilities under the Equitable Loan pursuant to release documents reasonably acceptable to the General Partners and their counsel. If Lender does not deliver such release at or before Closing, the General Partners shall have the right to terminate this Agreement, in which event the Deposit, together with interest thereon, shall be returned to FWRLP.

          (d) Contributors acknowledge that the Units will not be redeemable for cash or exchangeable for common stock of the REIT for a period of thirteen
     (13) months after their issuance, all as more fully discussed in the Confidential Information Statement (as hereinafter defined), as supplemented through the date hereof.

          (e) Notwithstanding any provision hereof to the contrary, the Contribution of the Partnership Interests to FWRLP as set forth herein shall constitute a "Capital Contribution" within the meaning of the FWRLP Partnership Agreement and is intended, except as otherwise required under
     Section 707, to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and all parties

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     to this Agreement will report the transaction evidenced hereby consistently with this Section 2(e). Since the Contribution of the Partnership Interests to FWRLP will terminate the Partnership for federal income tax purposes, FWRLP agrees that the Contributors shall have the right and obligation to file final tax returns for the Partnership as of the Closing Date.

     3.   Deposit.

          (a) Within two (2) business days after the date of delivery to FWRLP of an original of this Agreement executed by Contributors together with completed Exhibits hereto (the date of such delivery by Contributors being the "Acceptance Date") FWRLP shall deliver to the Title Company, as escrow agent, a deposit (together with interest earned thereon, the "Deposit") of One Hundred Thousand Dollars ($100,000.00 ) by check payable to the Commercial Settlements, Inc., 1413 K Street, N.W., Washington, DC 20005 (the "Title Company").

          (b) The Title Company will immediately provide Contributors with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within two (2) business days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of the party entitled to the Deposit pursuant to this Agreement. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

          (c) In the event that, at any time prior to Closing, either of the General Partners or FWRLP provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Contributors or FWRLP, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party within seven (7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within five (5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute. Any payment of the Deposit to the Contributors shall be made by check payable to the General Partners.

          (d) The parties acknowledge that Title Company is acting solely as a stakeholder at their request and for their convenience, that Title Company shall not be deemed to be the agent of either of the parties, and Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. The General Partners and FWRLP shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title

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     Company in bad faith,  in willful  disregard of this Agreement or involving gross negligence on the part of Title Company.

     4. Closings. Except as otherwise provided in this Agreement, (a) the Contribution of the Contributed Interests contemplated herein shall be consummated at the "First Closing," which shall take place on the date (the "First Closing Date") specified by FWRLP on not less than ten (10) days notice to Contributors, provided that the First Closing Date shall not be later than sixty (60) days after the end of the Feasibility Period, and (b) the Contribution of the Retained Interests contemplated herein shall be consummated at the "Second Closing," which shall take place three (3) years and one (1) month after the First Closing. The Closings shall take place at the offices of First Washington Realty Limited Partnership, 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814, or at such other place as may mutually agreed upon by General Partners and FWRLP. All references in this Agreement to the "Closing" shall be deemed to refer to the First Closing only, all references to the "Closing Date" shall be deemed to refer to the First Closing Date only, and all references to the "Closings" shall be deemed to refer to both the First Closing and the Second Closing.

     5. Representations and Warranties of Contributors. In order to induce FWRLP to enter into this Agreement and to issue the Units in consideration for the Partnership Interests, each Contributor for such Contributor only and for no other Contributor makes the following representations and warranties, each of which is material and shall survive Closing without limitation, notwithstanding any investigation at any time made by or on behalf of FWRLP:

          (a) Authority. Such Contributor has the rights, power and authority to enter into this Agreement and to contribute its Partnership Interests in accordance with the terms and conditions of this Agreement. Except for the consents required under the Equitable Loan, no consents of any persons other than those executing this Agreement as a Contributor are required for such execution or to cause such Contributor to consummate the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms.

          (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the Equitable Loan, conflict with, or result in a breach of, the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which such Contributor is a party or by which such Contributor is bound, (ii) subject to any approval required under the Equitable Loan, violate any restriction, requirement, covenant or condition to which such Contributor is subject or by which such Contributor is bound or (iii) constitute in violation of any code, resolution, law, statute regulation, ordinance, rule, judgment, decree or order to which such Contributor is subject or by which such Contributor is bound.

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          (c)  Ownership of Interests.  Such  Contributor  owns the  Partnership
     Interest owned by such Contributor, as set forth in Exhibit Q hereto, free and clear of all liens, charges, encumbrances, restrictive agreements and
     assessments;   provided,  however,  that  Fairless  Hills  S.C.  Associates
     ("Fairless   Hills")   represents  that  it  does  not  currently  own  the
     Partnership Interests owned as of the date hereof by Brett Gordon and David Gordon (the "Fairless Interests"), but will acquire the Fairless Interests prior to the First Closing, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments. Upon the contribution of such Contributor's Partnership Interest (or a portion thereof) to FWRLP or its designee(s), FWRLP will receive good and absolute title thereto, free from all liens, charges, encumbrances, restrictive agreements and assessments whatsoever. Such Contributor hereby waives, with respect to the contribution contemplated by this Agreement, any "right of refusal" or other restriction on transfer set forth in the limited partnership agreement of the Partnership. There are no outstanding options, contracts, calls, commitments or demands of any nature relating to the Partnership Interest of such Contributor (except for the right of Fairless Hills to obtain the Fairless Interests).

          (d)  Securities Law Matters.

               (i) Such Contributor is now or, at the time of Closing, will be, an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

               (ii) Such Contributor's primary residence or principal place of business is in the state set forth on Exhibit Q;

               (iii)  Such   Contributor   is  acquiring   the  Units  for  such
          Contributor's account for investment purposes only and not with a present view to distribution;

               (iv) Taking into account the information and resources such Contributor can practically bring to bear on the acquisition of the Units in FWRLP contemplated hereby, such Contributor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the acquisition of the Units, including investments in securities issued by FWRLP, and has requested, received, reviewed and considered all information such Contributor deems relevant in making an informed decision to acquire the Units (including the Confidential Information Statement attached hereto which contains the First Amended and Restated Agreement of Limited Partnership of FWRLP and any Amendments thereto (the "FWRLP Partnership Agreement"), except that the FWRLP Partnership Agreement has been further amended solely to reflect exchanges of Units (as defined in the Prospectus) for shares of the REIT's common stock by holders of such Units in accordance with the terms of the FWRLP Partnership Agreement);

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               (v)  Such   Contributor   will  not,   directly  or   indirectly,
          voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of ) any of the Units except in compliance with the Securities Act and the rules and regulations promulgated thereunder and with the terms and conditions of the FWRLP Partnership Agreement;

               (vi) Such Contributor acknowledges that the Units to be issued must be held unless and until they are subsequently registered under the Securities Act and under applicable state securities or blue sky laws, unless exemptions from such registrations are available at the time of resale;

               (vii) Prior to the issuance of the Units, such Contributor will execute all such other documents and instruments as may be reasonably necessary to allow FWRLP to comply with federal and state securities law requirements with respect to the issuance of the Units and to comply with the terms of the FWRLP Partnership Agreement;

               (viii) As required by the Pennsylvania Securities Act of 1972, if such Contributor is a resident of, or has his, her or its principal place of business in the Commonwealth of Pennsylvania, they shall not resell his, her or its Units for a period of twelve (12) months from and after the date of their issuance to such Contributor unless pursuant to an exemption from the requirements of such act or an order from the Pennsylvania Securities Commission;

               (ix) Such Contributor acknowledges and agrees that the Units to be issued hereunder shall not be exchangeable and shall not be exchanged for Common Stock in the REIT for a period of thirteen (13) months (with respect to the Units issued at the First Closing, at the Second Closing or pursuant to Section 20 hereof, if any) from and after the date of issuance to such Contributor; and

     6. Representations and Warranties of the General Partners. In order to induce FWRLP to enter into this Agreement and to issue the Units in consideration for the Partnership Interests, the General Partners, jointly and severally, hereby make the following representations and warranties, each of which is material and shall (except as otherwise set forth in Section 6(s)), survive Closing for a period of one (1) year (unless expressly provided that it will survive Closing without such limitation), notwithstanding any investigation at any time made by or on behalf of FWRLP:

          (a) Authority. The Partnership is a limited partnership duly organized and in good standing under the laws of the Commonwealth of Pennsylvania. The copy of the Partnership' s Partnership Agreement and all Amendments thereto (collectively, the "Partnership Agreement") including all Certificates of Limited Partnership and all Amendments thereto and the list of all the Partners along with their individual Partnership Interests, attached hereto an Exhibit P , is a true, correct and complete copy thereof. Notwithstanding anything to the contrary, the representations and warranties contained in this Section 6(a) shall survive Closing without being subject to

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     the one year limitation.

          (b) Title. The Partnership is the sole owner of fee simple title to the Property.

          (c) Compliance with Existing Laws. To the best of the General Partners' knowledge and except as set forth on Exhibit D attached hereto,
     (i) the Partnership is not in violation, in any material respect, of any material building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof, and (ii) the Partnership possesses all licenses, certificates, permits and authorizations necessary for the use and operation of the Property in the manner in which it is currently being operated by the Partnership , and the requisite certificates of the fire marshalls or board of fire underwriters have been issued for the Property. The Property is zoned _________. To the best of the General Partners' knowledge, the Building and all related facilities are now in conformance with all applicable zoning laws.

          (d) Leases. True, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases"), have been delivered to FWRLP. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases, which is true and correct in all material respects. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit B or, to the General Partners' knowledge, any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit B or elsewhere in this Agreement:

               (i) The Leases are in full force and effect and constitute a legal, valid and binding obligation of the respective tenants;

               (ii) no tenant has an option to purchase the Property or any portion thereof, except as set forth in the Amoco lease listed in the Rent Schedule;

               (iii) no renewal or expansion options have been granted to the tenants, except as provided in the Leases;

               (iv) to the best of the General Partners' knowledge, the Partnership is not in default under any of the Leases;

               (v) the rents set forth on the Rent Schedule are being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit B hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

               (vi) all work for tenant alterations and other work or materials contracted for by the Partnership and any tenant has been completed by the Partnership, and all work and materials have been fully paid for or will be paid for by Closing;

               (vii) the Partnership has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of the General Partners' knowledge, no tenant is in default under its Lease, except as indicated in Exhibit B hereto;

               (ix) no action or proceeding instituted against the Partnership by any tenant is presently pending in any court; and

               (x) there are no security deposits other than those set forth in Exhibit B.

          (e) Service Contracts. Attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). True and correct copies of all of the Service Contracts have been delivered to FWRLP. Except in the case of a default by the vendor under a specific Service Contract, no Service Contract will be terminated, amended, modified or supplemented prior to the Closing Date without FWRLP's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          (f) Tax Bills. The General Partners have delivered true and correct copies of tax bills issued by any applicable federal, state or local governmental authority to the Partnership with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

          (g) Insurance. Attached hereto as Exhibit E is a list of all hazard, liability and other insurance policies presently affording coverage with respect to the Property. The General Partners shall maintain in full force and effect all such policies until the First Closing Date.

          (h) Possession of Property. Possession of the Property shall remain with the Partnership at Closing in its "as is, where is" condition as of the date of FWRLP's execution of this Agreement, subject to normal wear and tear and damage by fire or other casualty and the effect of condemnation (subject to Section 13 herein), and subject to the Permitted Exceptions.

          (i) Tenant Estoppels. The General Partners represent and warrant that they shall use reasonable good faith efforts (without cost to the Contributors or the Partnership) to obtain and deliver to FWRLP a tenant estoppel letter from each tenant in the form attached hereto as Exhibit F (or in such form or containing such information as may be required by the lease of such tenant) from each of the tenants of the

Property confirming the information set forth in the Rent Schedule attached as Exhibit B hereto.

          (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of the General Partners' knowledge, threatened against the Property or any part thereof, and neither the Partnership nor the General Partners has made any commitments to or received any notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes, except as set forth in the Permitted Exceptions.

          (k) Litigation. Except as set forth on Exhibit G hereto, no litigation is pending or, to the best of the General Partners' knowledge, threatened, including administrative actions or orders relating to governmental regulations, affecting the use, operation or ownership of the Property or any part thereof as contemplated herein, other than those being defended by the Partnership's liability insurers.

          (l) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the Equitable Loan, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the Partnership is a party or by which the Partnership or the Property is bound, (ii) subject to the approval required under the Equitable Loan, violate any restriction, requirement, covenant or condition to which the Partnership is subject or by which the Partnership or the Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order applicable to the Partnership, or (iv) result in the cancellation of any contract or lease pertaining to the Property. The representations and warranties set forth in this Section 6(l) shall survive Closing without being subject to the one year limitation.

          (m)  Intentionally Omitted.

          (n)  Intentionally Omitted.

          (o) Hazardous Waste. The General Partners have no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. To the best of the General Partners' knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property. To the General Partners' knowledge, the Building is totally free of friable asbestos requiring remediation.

          (p) Certificates of Occupancy. The Partnership will not amend any certificates of occupancy for the Property and will maintain them in full force and effect to the extent that the Partnership is responsible for them. .

          (q) Licenses and Permits. Contributors have received no notice, nor has any knowledge, that it is lacking any required permit or license issued by applicable governmental authorities for operation, maintenance or ownership of the Property ("Licenses").

          (r) Operating Statements. Attached hereto as Exhibit H are true and correct operating statements of the Property for 1994 and 1995. Also attached as Exhibit H is a copy of the 1996 operating budget for the Property.

          (s) Utilities. To the best of Contributors' knowledge, adequate, usable public sewers, public water facilities, gas and electrical facilities necessary to the current operation of the Property are installed in and are duly connected to the Property and can be used without any charge except the normal deposits, if any, and usual metered utility charges and sewer charges. Notwithstanding anything to the contrary, the representations and warranties set forth in this Section 6(s) shall not survive Closing.

          (t) Personal Property. Attached hereto as Exhibit I is a true, correct and complete inventory of all personal property ("Personal Property"), if any, used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

          (u) Leasing Commissions. There are, and at Closing shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Property

          (v) Partnership Liabilities. Except for (i) the obligations and liabilities of the Partnership which FWRLP is taking the Partnership Interests subject to under Section 2(c) above, and (ii) any accrued liabilities and obligations of the Partnership which are being adjusted at Closing pursuant to Section 12 of this Agreement, the Partnership shall not have any liabilities or obligations, either accrued, absolute or contingent or otherwise, which will not be paid or discharged on or before the Closing Date. In addition, except for the claims and liabilities described in the preceding sentence or otherwise described or disclosed in this Agreement (including the Exhibits hereto), the Partnership has not received notice of any, and to the best of the knowledge of the General Partners, there is, as of the date of execution of this Agreement, no basis for any, claim against (or liability of ) the Partnership arising from the business done, transactions entered into or other events occurring prior to the

     Closing Date which is not the express responsibility of the Contributors under the terms of this Agreement (or taken into account as an adjustment to the Units to be issued to the Contributors hereunder).

          (w) Partnership for Tax Purposes. The Partnership is, and at all times has been, properly treated as a partnership for Federal Income Tax purposes, and not as an "association" or "publicly traded partnership" taxable as a corporation. The foregoing representation shall survive Closing without being subject to the one year limitation.

          (x) Taxes. Each of the Partnership and any predecessor of the Partnership have timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Federal, State and local taxes (collectively "Taxes") required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of the Partnership in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and the Partnership has no material liability for Taxes in excess of the amounts so paid. All Taxes that the Partnership has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of the Partnership's federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of the Partnership have been claimed, proposed or assessed by any taxing or other governmental authority against the Partnership. There are no pending or, to the best of knowledge of the General Partners, threatened audits, investigations or claims for or relating to any material additional liability to the Partnership in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgement of the General Partners or their counsel, is likely to result in a material additional liability for Taxes. To the best of the knowledge of the General Partners, there are no liens for taxes on any of the Partnership Interests, and there are no liens for taxes (other than for current taxes not yet due and payable) on any of the assets of the Partnership. No Contributor is a person other than a United States person within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or Subchapter A of Chapter 3 of the Code or of any other provision of law. The foregoing representations and covenants shall survive Closing without being subject to the one year limitation.

          (y) Special Limitations. Notwithstanding anything in this Agreement to the contrary (other than the second sentence of Section 15(a)(ii):

               (i) If FWRLP does not elect to terminate this Agreement within the Feasibility Period pursuant to the terms of Section 14 below, then the representations and warranties made by the Contributors or the General Partners in this Agreement (as well as the specific facts and/or conditions which were the subject of such representations and/or warranties) shall be deemed modified to account appropriately for every fact or other matter which came to the attention of FWRLP, or FWRLP's employees, agents or representatives during the course of the Feasibility Period (other than such fact or matter which was due to the willful misconduct or bad faith of the Contributors or the General Partners), which fact or matter was inconsistent with the Contributors' or General Partners' representation(s) or warranty(ies) set forth herein, it being the intent and agreement of the parties that FWRLP shall not have the right or ability to claim that the inaccuracy of any representation set forth herein (provided that such inaccuracy was not due to the willful misconduct or bad faith of Contributors or the General Partners) which was actually known to FWRLP (or its employees, agents and/or representatives) as of the end of the Feasibility Period constitutes either a default by the Contributors or the General Partners or a failure of a condition to Closing hereunder;

               (ii) If FWRLP elects to consummate the Closing under this Agreement despite the failure of any of the conditions set forth in
          Section 9 below, which failure is actually known to FWRLP prior to Closing, including without limitation the failure of any representation or warranty of the Contributors or General Partners contained herein to be true and correct as of the time of Closing (provided such failure was not the result of the willful misconduct or bad faith of Contributors or the General Partners), then unless Contributors or the General Partners expressly agree in writing to the contrary at the time of Closing, FWRLP shall be deemed to have waived any claims against the Contributors or General Partners arising out of such failure, and, in such event, the Contributors and General Partners shall have no post-Closing liability to FWRLP with respect thereto.

               (iii) FWRLP shall not be entitled to assert any claim against the
          Contributors or General Partners with respect to the inaccuracy of any representation or warranty made by the Contributors or General Partners (provided that such inaccuracy was not due to the willful misconduct or bad faith of Contributors or the General Partners), to the extent such inaccuracy was actually known to FWRLP, or FWRLP's employees, agents and/or representatives, as of or prior to the time of Closing and FWRLP elects to consummate the Closing under this Agreement, it being the intent and agreement of the parties that FWRLP shall not have the right or ability to consummate the Closing and thereafter assert a claim for breach of a warranty or representation by Contributors which was actually known to FWRLP or its representatives as of or prior to Closing.

               (iv) If a matter represented by the Contributors or General Partners hereunder was true as of the date of execution of this Agreement, but subsequently is rendered inaccurate due to the occurrence of events or due to a cause other than the Contributors' or General Partners' intentional misconduct or bad faith, or intentional breach of this Agreement, then such inaccuracy shall not constitute a default by the Contributors or General Partners under this Agreement, even though the same might constitute a failure of a condition to the Closing (subject to subsections 6(y)(i)-(iii) above).

     7. Obligations of Contributors Pending Closing. From and after the date of this Agreement through the Closing Date, Contributors covenant and agree as follows:

          (a) Maintenance and Operation of Premises. The General Partners will cause the Property to be maintained in its present order and condition, normal wear and tear, and damage by fire or other casualty (subject to Section 13) excepted and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Property will, except for normal wear and tear and damage by fire or other casualty (subject to Section 13), be in substantially the same condition on the Closing Date as on the date hereof.

          (b) Licenses. The General Partners shall use their commercially reasonable efforts to preserve in force all Licenses and to cause those expiring to be renewed.

          (c) Changes in Representations. The General Partners shall notify FWRLP promptly, and FWRLP shall notify Contributors promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

          (d) Obligations as to Leases. The General Partners shall not, without FWRLP's prior written consent (which consent shall not be unreasonably withheld), amend, modify, renew or extend any Lease in any respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. Contributors hereby further agree that if any space is vacant on the First Closing Date, FWRLP shall accept the Property subject to any vacancy as of the First Closing Date, provided that the vacancy was not permitted or created by the General Partners in violation of any restrictions contained in this Agreement. Prior to Closing, Contributors shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property.

          (e) Obligations as to Equitable Loan. The General Partners shall not, without FWRLP's prior written consent, (i) prepay, or permit the Partnership to prepay, the Equitable Loan, or (ii) modify or amend, or permit the Partnership to modify or amend, any of the documents evidencing or securing the Equitable Loan or otherwise entered into in connection with the Equitable Loan. The General Partners shall make, or cause the Partnership to make, all payments required to be made under the Equitable Loan when due, shall perform, or cause the Partnership to perform, all obligations under the Equitable Loan and shall keep, and cause the Partnership to keep, the Equitable Loan free from default.

     8. Representations and Warranties of FWRLP. In order to induce Contributors to enter into this Agreement and to contribute the Partnership Interests to FWRLP, FWRLP, and, as to Sections 8(a), 8(b), 8(e), 8(f) and 8(g), the REIT hereby makes the following representations and warranties, each of which is material and shall survive Closing, notwithstanding any investigation at any time made by or on behalf of Contributors:

          (a) Authority of FWRLP and the REIT. FWRLP is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. Subject to the approval of the Board of Directors of the REIT (the "Board"), FWRLP and the REIT have all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement, including without limitation the Registration Rights Agreement referred to in Section 18 and attached hereto as Exhibit K. Subject to the approval of the Board, this Agreement is the valid and binding obligation of FWRLP and the REIT, enforceable against each of them in accordance with its terms. FWRLP shall promptly notify the General Partners in writing of any approval or
     disapproval   by  the  Board  of  this   Agreement  and  the   transactions
     contemplated by this Agreement. If, on or prior to the end of the Feasibility Period, FWRLP shall notify the General Partners that the Board has approved this Agreement and the transactions contemplated herein, then such approval shall irrebuttably be deemed to have been given and such approval may not thereafter be rescinded, revoked or treated as a condition to the performance by FWRLP of its obligations hereunder. If, prior to the end of the Feasibility Period, FWRLP shall notify the General Partners that the Board has expressly disapproved this Agreement, or if FWRLP shall otherwise fail to notify the General Partners prior to the end of the Feasibility Period that the Board has approved this Agreement, then this Agreement will terminate, the Deposit and any interest thereon shall be returned to FWRLP and neither party shall have any further obligations or liabilities to the other.

          (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which FWRLP or the REIT is a party, (ii) violate any restriction, requirement, covenant or condition to which the FWRLP or the REIT is subject, or (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

          (c) Disclosure Documents. Attached hereto as Exhibit L is a true and correct copy of the Confidential Information Statement, as supplemented through the date hereof. The FWRLP Partnership Agreement, as contained in the Confidential

     Information Statement, as supplemented through the date hereof, has not been amended or modified except as set forth in Exhibit L, and, to the knowledge of FWRLP, no default or condition which, with the passage of time or the giving of notice could become a default, exists on the part of any party thereunder.

          (d) Disclosure. The Confidential Information Statement, as supplemented through the date hereof, and including the Appendices thereto, on the date hereof, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Financial Information. The financial statements of FWRLP and the REIT (including the notes thereto) included in the Confidential Information Statement, as supplemented through the date hereof, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in any such registration statement or periodic report, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (f) Issuance of Units. The FWRLP Partnership Agreement provides, or prior to Closing will provide, for the issuance of the Units. The Units to be issued in connection with the transactions herein contemplated have been, or prior to their issuance will have been, duly authorized for issuance by FWRLP to Contributors, and on the date of their issuance will be validly issued, fully paid and non-assessable. The Units conform to the description thereof contained in the Confidential Information Statement, as supplemented through the date hereof, and such description conforms to the rights set forth in the FWRLP Partnership Agreement. All issued and outstanding Units were issued in compliance with or in transactions exempt from the registration provisions of applicable federal and state securities laws. Any and all shares of Common Stock of the REIT exchangeable for Units issued in connection with the transactions herein contemplated will be duly authorized, validly issued, fully paid and non-assessable. All issued and outstanding shares of Common Stock of the REIT were issued in compliance with or in transactions exempt from the registration provisions of applicable federal and state securities laws.

          (g) Litigation. There is no action or proceeding pending or, to the knowledge of FWRLP, threatened against FWRLP, the REIT or any subsidiary before any court or administrative agency which would result in any material adverse change in the business or financial condition of FWRLP, the REIT and their subsidiaries, taken as a whole.

          (h) Disposition of Property. FWRLP has no current plan or intention to sell or otherwise dispose of the Property or the Partnership Interests. FWRLP acknowledges that, under Section 704(c) of the Code, the contributors will be allocated

     "built-in" taxable income or gain if FWRLP makes a taxable sale or disposition of all or a portion of the Property or the Partnership Interests held by FWRLP(or if the Property or Partnership Interests held by FWRLP are distributed to other partners of FWRLP within five years of the contribution of the Partnership Interests). FWRLP agrees that if, within six (6) years following the First Closing it voluntarily sells or otherwise disposes of all or a portion of the Property or the Partnership Interests held by FWRLP, it shall pay to each Contributor (or such Contributor's successor in interest) an amount which, net of taxes on such payment, shall be sufficient to indemnify and hold such Contributor (or successor in interest) harmless from and against any tax liabilities incurred by such Contributor (or successor in interest) as a result of such sale or disposition.

          (i) Allocation of Non-Recourse Debt. At least fifteen (15) days prior to the First Closing, FWRLP shall provide the General Partners with a letter from its independent certified public accountants in substantially the form set forth in Exhibit M hereto (with appropriate modifications to reflect that Partnership Interests are being contributed to FWRLP with the Property then being subject to the Equitable Loan) indicating the amount of FWRLP non-recourse indebtedness that will be allocated to Contributors' Units for federal income tax purposes immediately after the First Closing. The letter will contain a computation of the amount of FWRLP non-recourse indebtedness allocable to Contributors based on certain assumptions (some of which will be provided by Contributors or their counsel), and the results for both (a) the contribution of the Contributed Interests, and (b) the contribution of the Contributed Interests and the Retained Interests as if both were contributed at the First Closing. FWRLP warrants that it will prepare all of its federal, state and other income tax returns in a manner reflecting the allocation of non-recourse liabilities set forth in the letter in the immediately preceding sentence. If the aforementioned accountant's letter delivered to the General Partners prior to the First Closing indicates that the amount of FWRLP non-recourse indebtedness that will be allocated to Contributors' Units immediately after the First Closing is not sufficient to avoid triggering a taxable gain to Contributors on Contributors' contribution of the Contributed Interests to FWRLP (or would not be sufficient to avoid triggering a taxable gain to Contributors on their contributing of both Contributed Interests and Retained Interests as if both were contributed at the First Closing), then the General Partners ( acting either singly or jointly) shall have the right to terminate this Agreement by giving written notice thereof to FWRLP within seven (7) days of receipt of such accountant's letter by the General Partners, in which event the Deposit and any interest thereon shall be returned to FWRLP and neither party shall have any further obligations or liabilities to the other.

     9.   Conditions Precedent to First Closing.

          (a) It shall be a condition precedent of FWRLP's obligation to issue Units at the First Closing that each and every one of the following conditions shall exist on the First Closing Date:

               (i) Representations and Warranties. Contributors' representations and warranties hereunder shall be true and correct in all material respects the same manner and with the same effect as though such representations and warranties had been made on and as of the First Closing.

               (ii) Zoning. No proceedings shall have occurred or be pending to change, redesignate or redefine the zoning classification of the Property to a more restrictive classification than presently exists on the date of FWRLP's execution of this Agreement.

               (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B owner's title insurance policy (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, without exception for mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the First Closing Date. The "Permitted Exceptions" are:

                    (A) the  lien of  current  real  estate  taxes  and  special assessments not yet due and payable; and

                    (B) such  other  matters  which  are  listed  on  Exhibit  J attached hereto. Notwithstanding anything to the contrary contained in this paragraph (B), the General Partners, at or prior to Closing, shall cause to be satisfied and released of record all mortgages, deeds of trust, financing statements, judgments, liens and other matters that may be satisfied by payment of a liquidated sum, other than the Equitable Mortgage.

               (iv) [Intentionally Omitted]

               (v)  [Intentionally Omitted].

               (vi) Leasing Brokerage / Property Management Agreements. The General Partners shall have terminated any and all leasing brokerage agreements and property management agreements with respect to each Property effective as of the First Closing. All responsibility for dealings with any such brokers and agents, including the payment of any claims (if deemed warranted by the General Partners), shall be the sole responsibility of the General Partners. The General Partners agree that they will indemnify and hold FWRLP, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees or by the Partnership in connection with any outstanding and/or contingent leasing commissions or fees or management fees. Notwithstanding anything to the contrary, the indemnity set forth in this subsection 9(a)(vi) shall survive Closing without limitation.

               (vii)  Performance  by  Contributor.   Contributors   shall  have
          complied with and not be in breach of any of their covenants or obligations under this Agreement.

               (viii) Tenant Estoppels. FWRLP shall have received a tenant estoppel letter in the form attached hereto as Exhibit F (or in such form as required by the lease to which a specific tenant is subject) from, at a minimum, tenants satisfying the requirements described on Exhibit F-1, confirming the information set forth in the Rent Schedule attached as Exhibit B hereto for such tenants and containing no material changes from the Rent Schedule, and any subordination and attornment agreements required by the mortgage lender of FWRLP.

          (b) Failure of Condition. In the event of the failure by the Closing Date of any condition precedent set forth above, then FWRLP, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to FWRLP and, except as otherwise provided in Section 17 hereof, neither party shall have any further obligations or liabilities to the other; or (b) waive such condition and proceed to Closing without abatement of consideration under Section 2(a) herein.

     10. Contributors' Deliveries. At the First Closing the following documents, each dated as of the First Closing Date, shall be delivered to FWRLP:

          (a) a Contribution and Assumption Agreement ("Assignment") and an Amendment to the Partnership Agreement ("Amendment") and Limited Partnership Certificate, in a recordable from, reasonably satisfactory to FWRLP and the Contributors, setting forth the assignment by each of the Contributors of their Contributed Interest and his, her or its withdrawal from the Partnership (or reduction in interest, in the case of Contributors holding Retained Interests) and the admission of FWRLP and /or its designee(s) as partners of the Partnership, which Amendment shall be executed and acknowledged by all the Contributors and FWRLP.

          (b) a release from each Contributor releasing the Partnership and FWRLP (and its designee(s)) as partners of the Partnership from any obligations and liabilities with respect to the original formation of the Partnership, and any other matter arising from business done, transactions entered into or events occurring prior to the Closing Date (other than those matters for which FWRLP is indemnifying the Contributors pursuant to
     Section 15(c)).

          (c) An opinion of counsel for Contributors, in form and substance reasonably acceptable to counsel for FWRLP, to the effect that:

               (i)   The Partnership  is a duly  organized  and validly existing
          limited   partnership   in  good  standing   under  the  laws  of  the
          Commonwealth of Pennsylvania:

               (ii) The execution and delivery of this Agreement and all other agreements delivered in connection herewith or at the Closing, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement and all other agreements delivered in connection herewith or at the Closing will not conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Partnership is a party or by which the Partnership is bound (and of which counsel has knowledge) (other than the Equitable Loan), or any law or order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign;

               (iii) Contributors have power and authority to contribute, transfer, assign and deliver to FWRLP and its designee(s) all of the Contributed Interests to be contributed and assigned hereunder which are owned and /or controlled by them, and the Assignment and the Amendment delivered pursuant to this Section 10 are in form legally sufficient to vest in FWRLP and its designee(s) good and marketable title to the Contributed Interests described therein; and

               (iv) To the best of counsel's knowledge, there is no litigation or investigation pending or threatened against the Partnership, or the Property, or any part thereof, which might result in any material, adverse change pertaining to the Property or the Partnership, or the operations thereof, or which questions the validity of any action taken in, under or in connection with any of the provisions of this Agreement.

          (d) a schedule from the General Partners updating the Rent Schedule for the Property and setting forth all arrearages in rents and all prepayments of rents;

          (e) originally executed Leases and Service Contracts and copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of the General Partners, which obligation shall survive Closing;

          (f)  [Intentionally Omitted]

          (g) an original letter executed by the General Partners advising the tenants of the Property of the change in control and management of the Property and directing that rents and other payments thereafter be sent to FWRLP or as FWRLP may direct;

          (h) possession of the Property from the General Partners in the condition required by this Agreement, and the keys therefore;

          (i) from each Contributor, the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

          (j) such other items and instruments from the General Partners as shall be required by the Title Company in connection with the issuance of its title insurance policy to FWRLP pursuant to Section 9(a)(iii) (including customary General Partners' or owner's affidavit), except that Contributors shall not be obligated to undertake any financial obligation, indemnities, escrows or guarantee in favor of the Title Company;

          (k) any and all documents from the General Partners necessary to release the Deposit from escrow with the Title Company and to have said Deposit returned to FWRLP;

          (l) any other documents required by this Agreement to be delivered by Contributors; and

          (m) An amendment to the FWRLP Partnership Agreement, in a form reasonably acceptable to FWRLP and Contributors, admitting the Contributors as limited partners of FWRLP and issuing such Units as computed in accordance with Exhibit Q hereto with respect to the applicable Closing.

     11. FWRLP's Performance. At the First Closing, simultaneously with the deliveries of Contributors pursuant to the provisions of Section 10 above, FWRLP shall issue to Contributors the Units in the amount and manner specified in
Section 2 and FWRLP and REIT shall execute and deliver those documents (including without limitation those documents described in Section 10 above to which FWRLP or the REIT is a party or a required signatory) and take such other actions required to be taken by FWRLP and REIT at Closing as required under this Agreement, whereupon the Deposit, and any interest accrued thereon, shall be returned to FWRLP by the Title Company.

     12.  Settlement Charges; Prorations and Adjustments.

          (a) FWRLP shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to the Closings. Although Contributors and FWRLP believe that no real estate transfer or recording fees or taxes will be due in connection with the transactions contemplated hereby, if it is finally determined that such taxes are due and payable in connection herewith, then FWRLP shall pay the full amount of such taxes, but Contributors shall either (i) reimburse to FWRLP one-half (1/2) of such sum paid by FWRLP, or (ii) return/relinquish to FWRLP the number of Units equal to one-half (1/2) of the taxes paid by FWRLP divided by the Unit Price. FWRLP and Contributors shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.

          (b) At the First Closing, the following adjustments and prorations shall be computed as of the First Closing Date, and shall increase or decrease the Net Asset Value determined under Section 2(a) above, as if the transaction contemplated by this Agreement was a sale of the Property by the Partnership to FWRLP:

               (i) Taxes. Real estate and personal property taxes shall be apportioned (based on the fiscal periods for which such taxes are assessed) as of the Closing Date.

               (ii) Assessments. All special assessments and other similar charges which have become a lien upon the Property or any part thereof at the Closing Date, and are due and payable through the Closing Date, shall be paid in full by the Partnership or the Contributors on or prior to the Closing. All other special assessments or similar charges shall be adjusted as of the Closing Date.

               (iii) Rent. Rent for the month of , and any month after, Closing collected by the Partnership prior to Closing shall be apportioned as of the Closing Date. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first, to the payment of current rent then due; (b) second, to delinquent rent for any period after the Closing Date; and (c) third, to delinquent rent for any period prior to the Closing Date. FWRLP shall either cause the Partnership to use reasonable efforts to collect (at no cost to FWRLP or the Partnership), or shall assign to Contributors the right to collect, arrearages in rents due from tenants as of the First Closing Date. If rents or any portion thereof received by Contributors or the Partnership after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fee, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

               If any tenants are required to pay percentage rents, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by the Partnership after the Closing which are attributable in whole or in part to any period prior to the Closing, then the Partnership shall promptly pay to Contributors the amount of such Additional Rents attributable to the period prior to the Closing, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, and deliver to Contributors a statement therefor, if and when the tenant paying the same has made all payments of rents and Additional Rent then due to the Partnership pursuant to the tenant's Lease, which obligation shall survive the Closing. Upon written request of Contributors (but only until the time of the first reconciliation), FWRLP shall cause the Partnership to provide Contributors with the then current periodic report of the status of collection of such Additional Rents from such tenants.

               (iv) Debt Service on the Equitable Loan. The amount of interest payable under the Equitable Loan shall be apportioned as of the Closing Date.

               (v) Security Deposits and Cash. The Net Asset Value of the Property shall be reduced by the aggregate amount of security deposits which the Partnership is holding or is obligated to hold under the Leases as of the First Closing Date and shall be increased by the aggregate amount of cash in the Partnership's bank account(s) as of the First Closing Date (determined as of 11:59 p.m. on the day immediately preceding the First Closing Date, but after taking into account any amounts of cash distributed to the Contributors as permitted under Section 12(d) below).

               (vi) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for Service Contracts to be retained by the Partnership, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. To the extent that water consumption or other utility charges may constitute a lien against the Property, Contributors agree that an appropriate amount in respect of water consumption or other utility charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to FWRLP. The General Partners shall use their reasonable efforts to have all utility meters read on the Closing Date so as to accurately determine the proration of current utility bills.

          (c) Distributions. The quarterly distributions payable to Contributors on the Units for the first record date after any issuance to Contributors shall be pro rated based upon the number of days within the quarter occurring after such issuance to Contributors .

          (d) It is acknowledged and agreed that, on or prior to the First Closing, the General Partners shall cause the Partnership to distribute to the Contributors all cash and assets of the Partnership other than the Property; provided that the cash distributed to the Contributors shall not exceed the cash within the Partnership's bank accounts as of 11:59 p.m. on the day immediately preceding the First Closing Date.

     13. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until the First Closing shall be borne by the Contributors. If prior to Closing (i) condemnation proceedings are commenced against all or any portion of the Property (other than a de minimis condemnation, which shall mean a condemnation which does not affect any parking or access areas of the Property and does not have a material adverse affect on the value of the Property), or
(ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be Five Hundred Thousand Dollars
($500,000.00) or more based on the good faith estimate of an independent contractor selected by the General Partners and reasonably approved by FWRLP, or
(iii) if the Property is damaged by an uninsured risk, then FWRLP shall have the right, upon notice in writing to the Contributors delivered within thirty (30) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other and the Deposit shall be refunded to FWRLP. If FWRLP does not elect to terminate this Agreement or in the event of fire or other casualty or condemnation not giving rise to a right to terminate this Agreement by FWRLP, all of the proceeds of fire or other casualty insurance proceeds and the rent insurance proceeds payable with respect to the period after Closing or of the condemnation award, as the case may be, shall remain in the Partnership for the benefit of FWRLP, and Contributors shall have no obligation to repair or restore the Property; provided, however, that the Net Asset Value determined under Section 2(b) above shall be reduced by (a) the "deductible" applied by the Partnership's insurance policy, or (b) if the Partnership is self-insured, the cost of repairing such damage. FWRLP shall have the right to participate in the negotiation and settlement of any casualty or condemnation-related claim if FWRLP does not elect to terminate this Agreement.

     14.  Inspection of Property.

          (a) FWRLP's Right of Inspection. Subject to the rights of tenants under the Leases, FWRLP shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or FWRLP's intended acquisition of Partnership Interests which FWRLP deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to the General Partners. FWRLP agrees to use all reasonable efforts to minimize disruption to business operations within the Property during the course of any entries thereon. FWRLP shall further have complete access to all documentation, agreements and other information in the possession of Contributors related to the ownership, use and operation of the Property, to the extent it is readily available to Contributors, and shall have the right to make copies of same. FWRLP agrees to repair any damage to the Property that may be caused by its inspections and to indemnify and defend Contributors and hold Contributors harmless against any injury, loss or damage suffered upon the Property as a result of such inspections.

          (b) Feasibility Period. Any other provisions of this Agreement to the contrary notwithstanding, FWRLP may cause at FWRLP's sole cost and expense, such boring, engineering, economic, water, sanitary and storm sewer, utilities, topographic, structural, environmental and other tests, investigations, market studies and other studies as FWRLP shall elect, subject to the rights of tenants under the Leases. FWRLP agrees to use all reasonable efforts to minimize disruption to business operations within the Property during the course of any entries thereon. In the event that any of the tests, investigations, market studies and other studies indicate, in FWRLP's sole discretion, that FWRLP's plans for the Property would not be feasible for any reason, then FWRLP shall have the right, at its sole election on or before the date which is sixty (60) after the Acceptance Date (such period herein referred to as the "Feasibility Period"), to terminate this Agreement by giving written notice thereof to the General Partners in which event this Agreement shall terminate, the Deposit shall be returned to FWRLP and neither party shall have any further liabilities or obligations to each other.

          (c) Audit. The General Partners hereby agree to allow books and records related to each Property to be audited (at FWRLP's sole expense) by an independent, certified public accounting firm selected by FWRLP, and the General Partners will cooperate and cause its employees and other agents to cooperate in such auditing process. FWRLP shall provide the General Partners with prior notice of such audit.

     15.  Indemnifications.

          (a) Indemnification by Contributors. (i) Each Contributor for such Contributor only, and for no other Contributor, hereby indemnifies and agrees to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may be asserted against or suffered by any indemnitee, the Partnership or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from any breach by such Contributor of any representation, warranty, covenant or agreement made by such Contributor herein or in any instrument or document delivered by such Contributor pursuant to this Agreement. The indemnification set forth in this Section 15(a) shall survive Closing without limitation; provided, however, that the indemnification for breach of representations or warranties which are subject to a limited survival period described in Section 5 or elsewhere in this Agreement shall cease and expire with respect to any claim not raised by FWRLP, by written notice to the Contributor from whom indemnification is sought, within such limited survival period.

               (ii) Indemnification by Contributors. Subject to Section 6(y) herein and except as otherwise provided in Section 15(a)(i) above, the Contributors, jointly and severally, hereby indemnify and agree to defend and hold harmless the Partnership, FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by any indemnitee, the Partnership or the Property, or any part thereof, whether before or after the First Closing Date, as a result of, on account of or arising from any claim relating to or arising out of any contract, agreement or other obligation to which the Partnership was a party or any claim relating to any encumbrance or other occurrence prior to the First Closing Date (other than obligations under the Equitable Loan accruing after the First Closing Date, obligations accruing after the First Closing Date under the Leases and Service Contracts, items adjusted as of the First Closing Date under Section 12 above, and other obligations, claims or agreements expressly assumed by FWRLP in writing), provided (and solely to the extent) such claim is derived from an occurrence or breach which took place prior to the First Closing Date, and solely to the extent such claim is not within the scope of any insurance and/or indemnity agreement in favor of the Partnership (and FWRLP will look to any such insurance and /or indemnity agreement(s) in connection with any such insured or indemnified claims to the extent actually covered by such insurance and/or indemnity agreement). Claims within the scope of the indemnity set forth in this Section 15(a)(ii) shall include, without limitation, any and all liabilities for federal and state income and other taxes (other than real estate taxes) due and payable with respect to any period (or portion thereof) ending on or prior to the First Closing Date, and such indemnity shall not be subject to Section 6(y) of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the liability of each Contributor to FWRLP and its successors and assigns with respect to any indemnities set forth in this Section 15(a)(ii), any documents delivered pursuant hereto, and/or any of the transactions contemplated herein, shall be limited to the right, title and interest of each such Contributor in the Units issued to such Contributor pursuant to Sections 2, 19 and 20 of this Agreement, and such liability shall be satisfied solely out of the sale or redemption of such Units by FWRLP in levy upon or set off against the right, title and interest of such Contributor therein, and in any distributions payable pursuant thereto, except and solely to the extent the Units so issued have been converted by such Contributor to Common Stock of the REIT or sold or otherwise transferred by such Contributor, in which event such liability may be satisfied out of any assets of such Contributor, subject to a maximum limitation of liability equal to the market value of the Units (i.e., the number of Units multiplied by the closing price on the NYSE of the respective Common Stock into which the Units are exchangeable) issued to such Contributor as of the date of issuance. Any indemnification of FWRLP or the Partnership by Contributors under this Section 15(a)(ii) shall survive Closing without limitation.

          (b) Indemnification by the General Partners . The General Partners, jointly and severally, hereby indemnify and agree to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by, any indemnitee, the Partnership or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from any breach of any representation, warranty, covenant or agreement made by the General Partners herein or in any instrument or document delivered by the General Partners pursuant to this Agreement. Any indemnification of FWRLP or the Partnership or other indemnitee under this Section 15(b) shall survive Closing without limitation (other than indemnification for breach of representations or warranties which are subject to a limited survival period described in Section 6 or elsewhere in this Agreement, in which case such indemnification obligation shall cease and expire with respect to any claim not raised by FWRLP, by written notice to Contributors, within such limited survival period).

          (c) Indemnification by FWRLP. FWRLP hereby indemnifies and agrees to defend and hold harmless Contributors and their respective, heirs, personal representatives, successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Contributors as a result of, on account of or arising from (i) any breach of any representation, warranty, covenant or agreement on the part of FWRLP or the REIT made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claim, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Property or its operations (including without limitation (1) the obligations under the Equitable Loan accruing after the First Closing, and
     (2) any accrued liabilities and obligations of the Partnership which are being adjusted at the First Closing pursuant to Section 12 herein). The foregoing obligations set forth in this Section 15(c) shall survive Closing without time limitation.

          (d) Right to Defend Claim. If any party entitled to indemnification under this Section 15 (the "Indemnitee") becomes aware of any potential claim, suit or action which, if successful, will give rise to a right to indemnification against another party to this Agreement (the "Indemnitor"), the Indemnitee shall give the Indemnitor prompt written notice of such potential claim, suit or action and shall give the Indemnitor the right to defend such claim, suit or action at the sole cost and expense of the Indemnitor. If the Indemnitor shall undertake to defend such claim, suit or action, the Indemnitee may, at its own cost and expense, participate in the defense of such claim, suit or action. If the Indemnitor declines to defend such claim, suit or action, the Indemnitee's claim for indemnification against the Indemnitor shall include reasonable attorneys' fees and expenses incurred by the Indemnitee in defending such claim, suit or action.

     16. Brokerage Commission. Contributors and FWRLP represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction other than the $225,000.00 fee payable to Albert M. Greenfield & Company, Inc., which shall be payable by FWRLP at the First Closing pursuant to a separate agreement. Contributors and FWRLP hereby indemnify and hold the other harmless from any and all claims of any other broker or agent so claiming based on action or alleged action of the other.


     17.  Default Provisions; Remedies.

          (a) FWRLP's Default. If FWRLP fails to consummate the Contribution contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit to Contributors as full and complete liquidated damages, and as the exclusive and sole right and remedy of Contributors, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

          (b) Contributors Default. Except for any breaches waived in writing by FWRLP, if Contributors have breached any of their covenants or obligations under this Agreement or have failed, refused or are unable to consummate the Contribution contemplated herein by the Closing Date or if any of the representations and warranties made by Contributors under this Agreement shall be inaccurate or incorrect in any material respect, then FWRLP shall be entitled, as FWRLP's sole and exclusive right and remedy, to (i) waive such breach, default or failure and proceed to Closing without abatement of consideration hereunder, (ii) extend the Closing for such reasonable time or times as may be necessary in order to enable Contributors to remedy such breach, default or failure (not to exceed thirty (30) days in the aggregate), (iii) terminate this Agreement and obtain the return of the Deposit, and/or (iv) pursue an action for specific performance. In the event that FWRLP elects to pursue specific performance and FWRLP prevails in such litigation, in addition to any damages or other relief awarded to FWRLP, Contributors shall be obligated to pay all reasonable legal fees, costs and expenses incurred by FWRLP.

          (c) The provisions of Sections 17(a) and (b) above shall not be applicable to any breach or default by a party occurring or first becoming actually known to the other party after the First Closing, and, as to any said breach or default, the non-defaulting party may exercise any and all remedies available at law or in equity, subject, however, to any applicable limitations on survival expressly provided for in this Agreement.

     18. Registration Rights. Contributors and the REIT hereby agree to execute at Closing the Registration Rights Agreement attached hereto as on Exhibit K.

     19.  Retained Interests.

          (a) Upon the contribution of the Contributed Interests to FWRLP at the First Closing, the Contributors holding the Retained Interests (the "Retained Partners") and FWRLP (and any other party designated by FWRLP to hold an interest in the Partnership) shall enter into an amended and restated limited partnership agreement (the "Amended Partnership Agreement") for the Partnership containing such terms and conditions as are mutually agreeable to FWRLP and the Retained Partners. The Amended Partnership Agreement shall provide that (i) FWRLP is the general partner of the Partnership and shall have exclusive authority to manage the Property and the Partnership, including without limitation the expenditure of Partnership funds and the distribution of cash flow, (ii) the Retained Partners shall be limited partners and shall have no personal liability for any debts, obligations or claims of the Partnership, (iii) the Retained Partners shall, in the aggregate, have a capital interest in the Partnership equal to 11% of the aggregate capital of the Partnership (which aggregate capital of the Partnership shall equal the Net Asset Value), and
     (iv) the Retained Partners shall be entitled to a cumulative 9% priority return on their capital interest in the Partnership (the "Priority Return"). The Retained Partners shall retain full right, title and interest in and to the Retained Interests until the Second Closing.

          (b) At the Second Closing, the Retained Partners will contribute the Retained Interests to FWRLP and, in exchange therefor, FWRLP will issue to the Retained Partners an aggregate amount of Units calculated as follows:
     11% times the Net Asset Value of the Property, divided by the Unit Price. If, as of the Second Closing, the Retained Partners have not received the full amount of the Priority Return accrued through the Second Closing Date, FWRLP shall take such actions as may be required to cause the Partnership to pay to the Retained Partners the unpaid amount of the Priority Return accrued through the Second Closing (including contributing or advancing such funds to the Partnership if necessary).

          (c) At the Second Closing, the Retained Partners shall (i) execute, acknowledge and deliver to FWRLP substantially the same documents set forth in Section 10(a), (b), (c)(iii) and (m) above with respect to the Retained Interests, each dated as of the date of the Second Closing and (ii) execute an affidavit setting forth that all of the representations and warranties set forth in Section 5 (including without limitation subsection 5(d) relating to securities law matters) relating to the Retained Interests are true and correct in all material respects on the date of the Second Closing.

     20.  Contingent Units.

          (a) Pep Boys currently leases approximately 10,000 square feet of space at the Property ("Space A"), and Rickels currently leases approximately 20,000 square feet of space at the Property ("Space B"). The General Partners have entered in discussions with Pep Boys to relocate from Space A to Space B. The General Partners have also had discussions with Sears Roebuck & Co. to lease Space B. FWRLP has expressed a desire to endeavor to lease Space B to Pep Boys, so that FWRLP may offer to lease Space A to Acme for expansion purposes. Therefore, upon execution of this Agreement, the General Partners will not enter into a new lease for, or modify an existing lease, for Space A or Space B without the prior written consent of FWRLP.

          (b) In consideration of the foregoing and subject to the terms and conditions set forth below, if prior to the third (3rd) anniversary of the First Closing Date a new lease is entered into for Space A and/or Space B and (i) the sum of the aggregate initial annual base rent for Space A and Space B under the new leases (disregarding any initial rent abatement or allowance), plus the percentage rent that would be payable under the new lease during the first year thereof assuming that the annual sales of such new tenant was equal to the 1994 sales of Rickels, plus the estimated initial annual pass-through expenses payable under said Leases (i.e., common area maintenance costs, real estate taxes, and insurance premiums) exceed (ii) the aggregate annual base rent payable as of the date of this Agreement for Space A and Space B under the current Leases with Pep Boys and Rickels, respectively, plus the percentage rent, if any, paid based on 1994 sales, plus the current aggregate estimated annual pass-through expenses payable under said existing leases (such excess is hereinafter referred to as the "Additional Income"), then additional consideration in the form of additional Units (the "Contingent Units") will be issued by FWRLP to the Contributors in the amounts, and subject to the terms and conditions, set forth below.

          (c) The number of Contingent Units to be issued to Contributors shall be based upon the "Additional Value" attributable to the new lease(s) for Space A and/or Space B. Subject to Sections 20(d) and (e) below, "Additional Value" will be computed as follows:

               (i)   Determine the amount of aggregate Additional Income;

               (ii) Subtract from the Additional Income an amount equal to 12% of the aggregate amount of any capital expenditures, tenant improvement expenditures and/or allowances, lease buyout expenses and any leasing commission incurred by FWRLP in connection with the new leases for Spaces A and B; and

               (iii) Multiply the resulting amount by four (4).

     As discussed below, Additional Value may be computed more than one time under this Section 20. If Additional Value is computed two times, the second computation of Additional Value shall be reduced by the amount of any positive Additional Value determined when Additional Value was originally computed. Notwithstanding anything to the contrary, the aggregate Additional Value taken into account under this Section 20 shall in no event exceed $750,000.00.

          (d) Additional Value shall first be computed as of the date (the "First Valuation Date") on which a new tenant commences occupancy of Space
     B. The  following  rules shall apply for purposes of  computing  Additional
     Value:

               (i) If Space B is leased to a tenant other than Pep Boys, there shall be only one computation of Additional Value. In this case Additional Income and Additional Value shall be determined solely by reference to the current and new leases for Space B.

               (ii) If Space B is leased to Pep Boys and as of the date Pep Boys commences occupancy of Space B a new lease has been entered into for Space A, then the "First Valuation Date" shall be deferred until the date both Space A and Space B are occupied by new tenants and Additional Value shall be computed only once, taking account of both new leases.

               (iii) If Space B is leased to Pep Boys, and Space A (which is to be vacated by Pep Boys) has not been leased to a new tenant as of the date Pep Boys commences occupancy of Space B, then, for purposes of determining the "Additional Income" as of the First Valuation Date, the new base rent, percentage rent and pass-throughs for Space A shall be assumed to be zero (0). In a case described in the preceding sentence Additional Value shall be computed for a second time as of the date (the "Second Valuation Date") which is the earlier of the date a new tenant occupies Space A or, if Space A remains vacant, the third anniversary of the First Closing Date. As noted above, when Additional Value is computed as of the Second Valuation Date, there shall be subtracted from such Additional Value the amount of any positive Additional Value computed as of the First Valuation Date and the aggregate amount of Additional Value computed as of the First
          Valuation Date and the Second Valuation Date shall not exceed $750,000.00.

          (e) For purposes of computing Additional Value under Section 20(d)(ii) or (iii) above, Space A shall be deemed to have a new initial base rent of $8.00 per square foot per year (based on its existing leasable square footage) plus estimated annual pass-through expenses equal to those existing under the current Pep Boys lease for Space A if either (i) Space A has not been leased to a new tenant and remains vacant on the third anniversary of the First Closing Date or (ii) prior to such third anniversary of the First Closing Date the Partnership enters into an agreement with Acme that involves razing Space A. In the case where a new lease for Space A is entered into with Acme and such new lease involves razing Space A, the deemed rental value of $8.00 per square foot is a net value and Additional Value shall not be reduced by any razing, reconstruction or tenant improvement expenditures and/or allowances with respect to Space A.

          (f)  If a positive  Additional  Value  is  computed  as of  the  First
     Valuation Date or, if applicable, the Second Valuation Date, then FWRLP shall issue to the Contributors that number of Contingent Units determined by dividing the Additional Value determined as of the applicable Valuation Date by the average closing price of REIT common stock (rounded to the nearest 1/16th) for the fifteen (15) business days immediately preceding the applicable Valuation Date.

               (i) 89% of the Contingent Units described in the first sentence of this

          Section 20(f) will be issued, no later than 45 days after the applicable Valuation Date, to the Contributors in the same proportion as they contributed the Contributed Interests to FWRLP at the First Closing.

               (ii) The remaining 11% of the Contingent Units described in the first sentence of this Section 20(f) will be issued to the Retained Partners in proportion to their ownership of the Retained Interests. The Contingent Units described in this Section 20(f)(ii) will be issued at the Second Closing Date. Notwithstanding the foregoing provisions, if there is more than a six-month period of time between a given Valuation Date at which it is determined that Contingent Units are due to be issued and the Second Closing Date, then the number of Contingent Units issued to the Retained Partners at the Second Closing with respect to such Valuation Date shall be supplemented by an additional number of Contingent Units calculated by multiplying the number of Contingent Units that would otherwise be issued to the Retained Partners at the Second Closing (without reference to this sentence) by the product of (1) .0075 and (2) the number of months between the applicable Valuation Date and the Second Closing Date.

     An example of the operation of this Section 20 is attached to this Agreement as Exhibit R.

     21.  Miscellaneous Provisions.

          (a) Completeness and Modification. This Agreement (together with Exhibits A to R attached hereto), constitutes the entire understanding of the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

          (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

          (c) Assignment. This Agreement shall not be assignable by FWRLP without the consent of Contributors, provided that, notwithstanding anything to the contrary contained in this Agreement, FWRLP shall be entitled to transfer or, at Closing, cause the Partnership to issue a 1% limited partnership interest in the Partnership to the REIT or to an entity controlled by, controlling or under common control with the FWRLP, as long as the Units are issued to Contributors as required herein. This Agreement shall not be assignable by Contributors.

          (d) Waiver; Modification. Failure by FWRLP or Contributors to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

          (e) Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

          (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

          (g) Continuing Documentation and Access. From and after Closing, the General Partners shall afford FWRLP reasonable access to any and all information in their possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of FWRLP) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of the Contributors, the Partnership or FWRLP concerning confidentiality set forth herein. FWRLP and the REIT agree and acknowledge that the information provided to them by the General Partners, the Contributors or the Partnership regarding the Property or the Partnership is confidential, and that they will not disclose such information to any other person, other than to their employees, attorneys, accountants and other consultants, or use such information for any purpose other than the transaction described herein without the prior written consent of the General Partners. If this Agreement is terminated or if the Contribution at the First Closing is not consummated, all information provided to FWRLP and the REIT, and all copies thereof, shall be returned to the General Partners.

          (h) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

          (i) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express) against receipt, to the addresses indicated below:

               (i)  if to FWRLP:

                    First Washington Realty Limited Partnership
                    4350 East-West Highway, Suite 400
                    Bethesda, MD  20814
                    Attn:  William J. Wolfe
                           Jeffrey S. Distenfeld, Esq.
                    Telecopy: (301) 907-4911

               (ii) if to Contributors or the General Partners:

                    Donald Shooster

                    Shooster Properties
                    555 City Avenue
                    Suite 1170
                    Bala Cynwyd, PA 19004
                    Telecopy: (610) 668-2243

                    with a copy to:

                    Stanley Kull, Esquire
                    Saul, Ewing, Remick & Saul
                    3800 Centre Square West
                    Philadelphia, PA  19102
                    Telecopy: (215) 972-1857

          Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Section 21(i). Any notice required or permitted to be given by or on behalf of the Contributors hereunder shall be effective if such notice is executed by at least one of the General Partners.

          (j) Further Assurances. Contributors and FWRLP agree to execute, acknowledge and deliver any further agreements, documents or instruments that are reasonably necessary or desirable to carry out the transactions contemplated by this Agreement.

          (k) Business Days. A "business day" shall be Mondays through Fridays, less and excepting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

          (i) Time of the Essence. Time is of the essence in the performance of all obligations under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the day and year first written above.

                                        FWRLP:

                                        FIRST WASHINGTON REALTY
                                        LIMITED PARTNERSHIP

                                        By: First Washington Realty Trust, Inc.,
ATTEST:                                     Its general partner


                                            By: /s/
-----------------------------------             --------------------------------
[Assistant Secretary]                           William J. Wolfe
                                                President
[Corporate Seal]
                                        Date of execution: October 2, 1996

WITNESS:                                CONTRIBUTORS:


                                                /s/
-----------------------------------     --------------------------------
                                        ISADORE SHOOSTER


                                                /s/
-----------------------------------     --------------------------------
                                        HARRY SHOOSTER


                                                /s/
-----------------------------------     --------------------------------
                                        DONALD SHOOSTER


                                                /s/
-----------------------------------     --------------------------------
                                         DAVID SHOOSTER


                                                /s/
-----------------------------------     --------------------------------
                                        DANIEL SHOOSTER


                                                /s/
-----------------------------------     --------------------------------
                                        MYRA GERSON


                    [Signatures continued on Following Page]

                    [Signatures continued from Previous Page]


                                        RICHARD and HELAINE GORDON
                                        (Husband and Wife)


                                        By:     /s/
-----------------------------------         ---------------------------------
                                            RICHARD GORDON


                                        By:     /s/
-----------------------------------         ---------------------------------
                                            HELAINE GORDON


                                        DAVID AND MICHELE SALAND
                                        (Husband and Wife)


                                        By:     /s/
-----------------------------------         ---------------------------------
                                            DAVID SALAND


                                        By:     /s/
-----------------------------------         ---------------------------------
                                            MICHELE SALAND


                                        FAIRLESS HILLS S.C. ASSOCIATES


                                        By:     /s/
-----------------------------------         ---------------------------------
                                            Name:
                                            Title:

                                        Date of execution:                , 1996
                                                          ----------------

     First Washington Realty Trust, Inc. joins herein solely for the purpose of making the representations, warranties and covenants contained in Sections 8(a), 8(b), 8(e), 8(f), 8(g), 11, 18 and 21(g) hereof.


                                        FIRST WASHINGTON REALTY
WITNESS:                                TRUST, INC.



                                        By: /s/
-----------------------------------         --------------------------------
                                            William J. Wolfe
                                            President

                                        Date of execution: October 2, 1996

                          ACKNOWLEDGE BY TITLE COMPANY


     The undersigned Title Company executes this Contribution Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.


WITNESS:                                COMMERCIAL SETTLEMENTS, INC.



                                        By: /s/
-----------------------------------         --------------------------------
                                            Gerald R. Perras
                                            President

                                        Date: October 23, 1996

                                LIST OF EXHIBITS


EXHIBIT A.     Legal Description of Land              Recitals

EXHIBIT B.     Leases and Rent Schedule               Section 6(d)

EXHIBIT C.     Service Contracts                      Section 6(e)

EXHIBIT D.     Violations                             Section 6(c)

EXHIBIT E.     Insurance List                         Section 6(g)

EXHIBIT F.     Form of Tenant Estoppel                Section 6(i)

EXHIBIT F-1.   Tenant Estoppels                       Section 8(a)(viii)

EXHIBIT G.     Litigation                             Section 6(k)

EXHIBIT H.     Operating Statements and Budget        Section 6(r)

EXHIBIT I.     Personal Property                      Section 6(t)

EXHIBIT J.     Permitted Exceptions                   Section 9(a)(iii)(B)

EXHIBIT K.     Registration Rights Agreement          Section 18

EXHIBIT L.     Confidential Information Statement     Section 8(c)

EXHIBIT M.     Form of Allocation Letter              Section 8(i)

EXHIBIT N.     Mortgage                               Section 2(c)

EXHIBIT O.     Note                                   Section 2(c)

EXHIBIT P.     Partnership Agreement                  Section 6(a)

EXHIBIT Q.     Contributed and Retained Interests     Section 5(c), 19

EXHIBIT R.     Illustration of Section 20             Section 20


  [Contributors and FWRLP to Attach Foregoing at Acceptance of this Agreement]

                                   EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                            LEASES AND RENT SCHEDULE

                                    EXHIBIT C

                                SERVICE CONTRACTS

                                    EXHIBIT D

                                   VIOLATIONS

                                      NONE

                                    EXHIBIT E

                                 INSURANCE LIST

                                    EXHIBIT F
                             Form of Tenant Estoppel

                              ESTOPPEL CERTIFICATE

                                                                           , 199
First Washington Realty Limited Partnership
4350 East-West Highway, Suite 400
Bethesda, MD 20852

         Re:      [Name of Shopping Center]
                  Lease dated ________, 19___, with [name of Tenant]

Gentlemen:

         Please be advised that the undersigned tenant hereby certifies as of the date hereof as follows with respect to the Lease:

Name of Tenant:

Description of Leased Premises:

Date of Commencement of Lease:

Date of Termination of Lease:

Options to Renew:

Base Rental:  Annual Rental of $              , payable monthly in advance.
                               ---------------

Real Estate Tax Charges: pro rata: ___ yes ___ no. ( $_________________ payable monthly in advance)

Percentage Rent:  ____% of Gross Receipts over $___________

Common Area Maintenance Charges: pro rata: ___ yes ___ no. ($_________ payable monthly in advance)

Tenant in possession of the premises under the Lease?:  Yes

The Lease is unmodified and in full force and effect except for modifications, listed by number and date on Exhibit A attached hereto.

Amount of rent paid in advance:  $

Amount of Security Deposit:  $

Compliance with Construction Requirements:  Landlord has complied with all

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construction  requirements of Tenant,  and Tenant has accepted all of the leased premises under the Lease.

Tenant has not made any claims against Landlord and has no knowledge of any uncured default on the part of Landlord (If there is knowledge of any uncured default, please note and attach separate sheet).

Tenant's Right to Purchase: Tenant has no option or right in the nature of a right of first refusal to purchase or otherwise acquire any interest in the leased premises.

Tenant's Right of Premature Termination or Option to Renew: Tenant has no right to premature termination and no right or option to renew or extend the term beyond its present term and no option to lease additional space, except as expressly set forth in the Lease.

In the event of foreclosure, Tenant agrees to attorn to the purchaser of the leased premises at the foreclosure sale.

                                                     TENANT:




                                                     By:
                                      Name:
                                     Title:


STATE OF                            )
                                    )  ss:
COUNTY OF                           )

         Signed and sealed in my presence this      day of             , 199   .
                                               ----        ------------     ---




                                  Notary Public
                                                     [SEAL]



My Commission Expires:



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                                   EXHIBIT F-1

                                TENANT ESTOPPELS


         o        Acme Markets                       30,000 s.f.
         o        TJ Maxx                            22,538 s.f.
         o        Pep Boys                            9,800 s.f.
         o        Rickels Home Center                20,000 s.f.
         o        Thrift Drug                         9,240 s.f.
         o        West Coast Video                    6,300 s.f.
                                                    ------------
                                                     97,878 s.f.

         o        Tenant's occupying at least 50% of
                  the remaining space at the Property.

                  [(153,979 s.f. - 97,878 s.f.) X 50% = 28,050 s.f.


                                      -iii-

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                                    EXHIBIT G

                                   LITIGATION

                                      NONE

                                    EXHIBIT H

                         OPERATING STATEMENTS AND BUDGET

                                    EXHIBIT I

                                PERSONAL PROPERTY

                                      NONE

                                    EXHIBIT J

                              PERMITTED EXCEPTIONS

                                    EXHIBIT K

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT L

                       CONFIDENTIAL INFORMATION STATEMENT

                                    EXHIBIT M

                            FORM OF ALLOCATION LETTER

                                    EXHIBIT N

                                    MORTGAGE




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                                    EXHIBIT O

                                      NOTE




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                                    EXHIBIT P

                              PARTNERSHIP AGREEMENT




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                                    EXHIBIT Q

                       CONTRIBUTED AND RETAINED INTERESTS


A.       First Closing:                    89% of the Partnership Interests.
         =============

                                           Percentage Interest     Percentage of
                                           in Partnership          Units Issued

         Isadore Shooster (Pennsylvania)

         Harvey Shooster (Florida)

         Donald Shooster (Pennsylvania)

         David Shooster (Pennsylvania)

         Daniel Shooster (Florida)

         Myra Gerson (Pennsylvania)

         Richard and Helaine Gordon (Delaware)

         David and Michele Saland (Pennsylvania)

         Fairless Hills S.C. Associates (Pennsylvania)


B.       Second Closing:                   11% of the Partnership Interests.
         ==============

                                           Percentage Interest     Percentage of
                                           in Partnership          Units Issued

         Isadore Shooster

         Harry Shooster

         Donald Shooster

         David Shooster

         Daniel Shooster




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                                    EXHIBIT R

                           ILLUSTRATION OF SECTION 20